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                                                                   Exhibit 10.27

                                    FROEDTERT
                           Memorial Lutheran Hospital

June 24, 1999


Craig K. Tagawa
Chief Executive Officer
GK Financing, LLC
Four Embarcadero Center
Suite 3620
San Francisco, CA  94111-4155

Dear Craig:

This letter serves as an addendum to our May 28, 1999 Lease Agreement for a Gamma Knife Unit between GK Financing and Froedtert Memorial Lutheran Hospital. It is my understanding that Charlie Runge and you agreed to the following term, to be added at the end of section 16:

        Prior to the designated termination date, Medical Center, upon notice to GKF, may elect to purchase the equipment for its fair market value or loan/lease payoff amount, whichever is higher.

If you are in agreement with this language, please so indicate by signing both copies of this addendum and returning one to my office.

Thank you.

Very truly yours,

FROEDTERT MEMORIAL LUTHERAN HOSPITAL


/s/ Blaine J. O'Connell
------------------------
Blaine J. O'Connell
Sr. Vice President & CFO


GK FINANCING, LLC



By: /s/ Craig K. Tagawa
   ----------------------------------------
   Craig C. Tagawa, Chief Executive Officer


  9200 W Wisconsin Avenue P.O. Box 26099 Milwaukee, WI 53226-3596 414/259-3000
                                www.froedtert.com
         Primary affiliate of the Medical College of Wisconsin Member,
                            Horizon Healthcare Inc.